Exhibit 99.1

Jazz Pharmaceuticals Announces Second Quarter 2026 Financial Results

– Continued commercial execution drives record total revenues of $1.2 billion (+16% YoY) –

– Company raises 2026 revenue guidance –

– Prepared to launch Ziihera® in HER2+ 1L GEA immediately following FDA approval –

– Xywav® revenues grew 13% YoY with 525 net patient adds in 2Q26 –

– Epidiolex® revenues grew 16% YoY –

DUBLIN, August 3, 2026 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the second quarter of 2026 (2Q26) and raised revenue guidance for 2026.

"Our second quarter results highlight strong execution and momentum across the business, delivering 16% year-over-year total revenue growth and driving a considerable increase to our full-year revenue guidance,” said Renee Gala, president and chief executive officer of Jazz Pharmaceuticals. “We remain focused on long-term growth as we prepare to launch Ziihera in HER2+ 1L GEA, advance the zanidatamab and Epidiolex clinical programs, and expand our pipeline through targeted corporate development and internal research and development. The combination of commercial execution, portfolio expansion and our strong financial foundation positions Jazz to deliver meaningful innovation for patients and substantial value for shareholders.”

Recent Key Highlights

•Highest ever total quarterly revenues of $1.2 billion with 16% year-over-year (YoY) growth.
•Generated GAAP / non-GAAP1 adjusted earnings per share (EPS) of $2.78 / $5.71 with $824 million in cash from operations in the first half of 2026.
•U.S. Food and Drug Administration (FDA) granted Priority Review and set Prescription Drug User Fee Act (PDUFA) target action date of August 25, 2026 for supplemental Biologics License Application (sBLA) for zanidatamab containing combinations in first-line (1L) gastroesophageal adenocarcinoma (GEA).
•Results from Phase 3 HERIZON-GEA-01 published in The New England Journal of Medicine; additional subgroup analyses presented in an oral presentation at the 2026 ASCO Annual Meeting showing improved clinical outcomes with zanidatamab-containing combinations regardless of PD-L1 expression, including in PD-L1-negative patients.
•FDA granted Breakthrough Therapy designation (BTD) for zanidatamab in adults with previously treated locally advanced, unresectable, or metastatic HER2-positive colorectal cancer (CRC).
•Following strong 1H26 commercial execution, the company raised its 2026 revenue guidance range to $4.60 - $4.75 billion, reflecting anticipated double-digit YoY revenue growth from both Xywav and the combined epilepsy and oncology franchises.

1 Non-GAAP adjusted EPS is a non-GAAP financial measure. See 'Non-GAAP Financial Measures' below for more information. A reconciliation of GAAP reported EPS to non-GAAP adjusted EPS is included at the end of this press release.

Business Updates

Xywav (calcium, magnesium, potassium, and sodium oxybates) oral solution:
•Xywav net product sales increased 13% YoY to $471 million in 2Q26.
•Robust new patient growth, with approximately 525 net patient adds in 2Q26. There were approximately 17,125 active patients exiting the quarter, comprised of approximately 11,275 narcolepsy patients and approximately 5,850 idiopathic hypersomnia (IH) patients.
•Continued physician and patient demand for the differentiated benefits of low-sodium Xywav.

Epidiolex/Epidyolex (cannabidiol):
•Epidiolex/Epidyolex net product sales increased 16% YoY to $292 million in 2Q26, driven by continued strong demand.
•Expanded Epidiolex development program to reach more patients with the following clinical trials: Phase 3 trial in developmental and epileptic encephalopathy (DEE), Phase 2/3 trial in juvenile myoclonic epilepsy (JME) and Phase 3b/4 trial in adult Lennox-Gastaut syndrome (LGS).
•Submitted New Drug Application (NDA) for cannabidiol capsule formulation to broaden utilization of cannabidiol in currently approved indications and increase flexibility for patients.

Ziihera (zanidatamab-hrii):
•Ziihera net product sales in biliary tract cancer (BTC) were $15 million in 2Q26.
•Prepared to launch zanidatamab in HER2+ 1L GEA (PDUFA date of August 25, 2026).
•Top-line results from the second interim overall survival (OS) analysis for the HERIZON-GEA-01 trial doublet regimen are expected in 3Q26.

Modeyso™ (dordaviprone):
•Modeyso net product sales were $48 million in 2Q26 with more than 600 patients having received Modeyso from product launch in August 2025 through the end of the second quarter of 2026.
•Anticipate the OS interim analysis for the event-driven Phase 3 ACTION trial in 1H27, based on current pace of event accrual.

Zepzelca® (lurbinectedin):
•Zepzelca net product sales increased 42% YoY to $106 million in 2Q26, driven by continued uptake of the Zepzelca and atezolizumab combination in the 1L maintenance ES-SCLC setting, partially offset by a decline in second-line use.
•Based on the results from the LAGOON trial of Zepzelca in second-line metastatic SCLC, and in alignment with FDA, in 3Q26, we will submit for FDA's review and subsequent action a labeling supplement to remove the second-line indication. The first-line maintenance indication will not be affected.

Corporate Development:
•Announced a preclinical research collaboration with AbCellera Biologics Inc. (AbCellera), to develop next-generation T-cell engaging multispecific antibodies for multiple gastrointestinal (GI) cancers and other solid tumors.
•The company continues to actively evaluate additional value-enhancing corporate development.

Financial Highlights

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Total revenues	$1,208.3	$1,045.7	$2,277.2	$1,943.5
GAAP net income (loss)	$192.8	$(718.5)	$485.9	$(811.0)
Non-GAAP adjusted net income (loss)	$396.4	$(504.8)	$815.9	$(399.6)
GAAP earnings (loss) per share	$2.78	$(11.74)	$7.17	$(13.28)
Non-GAAP adjusted earnings (loss) per share	$5.71	$(8.25)	$12.04	$(6.54)
GAAP and non-GAAP adjusted net income in 2Q26 includes acquired in-process research and development (IPR&D) expense of $77.0 million, relating to upfront payments made in connection with our collaboration and license agreement with AbCellera and asset purchase agreement to acquire remaining rights for JZP898 from Werewolf Therapeutics, Inc. (Werewolf). This impacted our GAAP and non-GAAP adjusted results by $65.4 million (net of tax of $11.6 million) or $0.94 per share.
GAAP and non-GAAP adjusted net loss in 2Q25 includes acquired IPR&D expense of $905.4 million representing the value allocated to Modeyso in the Chimerix Acquisition, which impacted our results by $14.78 per share and $14.75 per share on a GAAP and non-GAAP adjusted basis, respectively.
Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included at the end of this press release.
Total Revenues

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Xywav	$471.2	$415.3	$879.4	$760.1
Xyrem	30.5	35.4	61.7	72.6
Sleep	501.7	450.7	941.1	832.7
Epidiolex/Epidyolex	292.1	251.7	541.9	469.4
Epilepsy	292.1	251.7	541.9	469.4
Zepzelca	105.8	74.5	206.8	137.5
Rylaze/Enrylaze	99.5	100.7	203.2	194.9
Defitelio/defibrotide	62.0	48.1	109.4	88.8
Modeyso	48.2	0.5	89.6	0.5
Vyxeos	31.4	44.9	58.0	74.4
Ziihera	15.4	6.0	28.7	8.0
Oncology	362.3	274.7	695.7	504.1
Other	—	8.5	2.7	18.8
Product sales, net	1,156.1	985.6	2,181.4	1,825.0
High-sodium oxybate AG royalty revenue	42.2	54.1	78.5	103.0
Other royalty and contract revenues	10.0	6.0	17.3	15.5
Total revenues	$1,208.3	$1,045.7	$2,277.2	$1,943.5
Total revenues increased 16% in 2Q26 YoY primarily due to higher Xywav, Epidiolex/Epidyolex and Zepzelca net product sales and the inclusion of Modeyso net product sales, following FDA approval in August 2025.

Operating Expenses and Income Tax Expense (Benefit)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except percentages)	2026	2025	2026	2025
GAAP:
Cost of product sales	$116.4	$116.3	$250.5	$220.9
Gross margin on total revenues	90.4%	88.9%	89.0%	88.6%
Selling, general and administrative	$389.2	$358.4	$741.9	$872.4
% of total revenues	32.2%	34.3%	32.6%	44.9%
Research and development	$207.5	$189.9	$403.5	$370.6
% of total revenues	17.2%	18.2%	17.7%	19.1%
Acquired in-process research and development	$77.0	$905.4	$77.0	$905.4
Gain on sale of priority review voucher	$—	$—	$(122.8)	$—
Income tax expense (benefit)	$18.1	$(17.2)	$24.2	$(35.0)
Effective tax rate	8.6%	2.3%	4.7%	4.1%

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except percentages)	2026	2025	2026	2025
Non-GAAP adjusted:
Cost of product sales	$95.1	$76.3	$185.1	$146.0
Gross margin on total revenues	92.1%	92.7%	91.9%	92.5%
Selling, general and administrative	$343.2	$310.3	$651.7	$782.6
% of total revenues	28.4%	29.7%	28.6%	40.3%
Research and development	$184.9	$167.0	$357.2	$326.7
% of total revenues	15.3%	16.0%	15.7%	16.8%
Acquired in-process research and development	$77.0	$905.4	$77.0	$905.4
Income tax expense	$74.4	$42.2	$115.6	$78.7
Effective tax rate	15.8%	(9.1)%	12.4%	(24.6)%
Changes in operating expenses and income tax expense (benefit) in 2Q26 over the prior year period are primarily due to the following:
•Cost of product sales, on a GAAP and non-GAAP adjusted basis, increased in 2Q26, primarily due to higher royalty expenses, driven by higher revenues of Modeyso and Zepzelca, offset on a GAAP basis, by lower acquisition accounting inventory fair value step up expense.
•Selling, general and administrative (SG&A) expenses, on a GAAP and non-GAAP adjusted basis, increased in 2Q26, primarily due to higher marketing investment and compensation-related expenses in support of our commercial portfolio.
•Research and development (R&D) expenses, on a GAAP and non-GAAP adjusted basis, increased in 2Q26, driven by higher clinical studies costs, primarily related to zanidatamab.
•Acquired IPR&D, on a GAAP and non-GAAP adjusted basis, in 2Q26 comprised the upfront payments to AbCellera and Werewolf.
•Income tax expense, on a GAAP and non-GAAP adjusted basis, in 2Q26 reflects changes in the geographic mix of income and expenses compared to 2Q25.

Cash Flow and Balance Sheet
As of June 30, 2026, cash, cash equivalents and investments were $2.2 billion, and the outstanding principal balance of the company’s long-term debt was $4.4 billion. In addition, the company had undrawn borrowing capacity under a revolving credit facility of $885 million. In June 2026, we repaid the
$1.0 billion aggregate principal amount of the 2.00% exchangeable senior notes due 2026. For the six months ended June 30, 2026, the company generated $824 million of cash from operations reflecting strong business performance and continued financial discipline.

2026 Financial Guidance
Jazz Pharmaceuticals has updated its full-year 2026 financial guidance as shown in the table below.

Guidance provided as of
(In millions)	August 3, 2026	May 5, 2026
Total Revenues	$4,600 - $4,750	$4,250 - $4,500

GAAP:

(In millions, except percentages)	August 3, 2026	May 5, 2026
Gross margin %	89% - 90%	89% - 90%
SG&A expenses	$1,506 - $1,556	$1,424 - $1,497
R&D expenses	$818 - $873	$811 - $867
Effective tax rate	0% - 10%	0% - 10%
Weighted-average diluted shares outstanding	69 - 70	66 - 67

Non-GAAP adjusted:

(In millions, except percentages)	August 3, 2026	May 5, 2026
Gross margin %	90% - 91%[1]	90% - 91%
SG&A expenses	$1,330 - $1,370[1]	$1,260 - $1,320
R&D expenses	$725 - $775[1]	$725 - $775
Effective tax rate	11.5% - 13.5%[1]	11.5% - 13.5%
Weighted-average diluted shares outstanding	69 - 70	66 - 67
___________________________
1.See "Non-GAAP Financial Measures" below. Reconciliations of non-GAAP adjusted guidance measures are included in the table titled "Reconciliation of 2026 GAAP to Non-GAAP Guidance Measures."

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. ET to provide a business and financial update and discuss its 2026 second quarter results.

Interested parties may register for the call here or via the Investors section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com. To ensure a timely connection, it is recommended that participants register at least 15 minutes prior to the scheduled webcast.

A replay of the webcast will be available via the Investors section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals
Jazz Pharmaceuticals plc (NASDAQ: JAZZ) is a global biopharma company whose purpose is to innovate to transform the lives of patients and their families. We are dedicated to developing life-changing medicines for people with rare disease — often with limited or no therapeutic options. We have a diverse portfolio of medicines, including leading therapies addressing epilepsies, cancers and sleep disorders. Our patient-focused and science-driven approach powers pioneering research and development advancements across our robust pipeline of innovative therapeutics. Jazz is headquartered in Dublin, Ireland with research and development laboratories, manufacturing facilities and employees in multiple countries committed to serving patients worldwide. Please visit www.jazzpharmaceuticals.com for more information.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. In particular, the company presents non-GAAP adjusted net income (loss) (and the related per share measure) and its line-item components, as well as certain non-GAAP adjusted financial measures derived therefrom, including non-GAAP adjusted gross margin percentage and non-GAAP adjusted effective tax rate. Non-GAAP adjusted net income (loss) (and the related per share measure) and its line-item components exclude from GAAP reported net income (loss) (and the related per share measure) and its line-item components certain items, as detailed in the reconciliation tables that follow, and in the case of non-GAAP adjusted net income (loss) (and the related per share measure), adjust for the income tax effect of the non-GAAP adjustments. In this regard, the components of non-GAAP adjusted net income (loss), including non-GAAP adjusted cost of product sales, SG&A expenses and R&D expenses, are income statement line items prepared on the same basis as, and therefore components of, the overall non-GAAP adjusted net income (loss) measure.

The company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts and that each of these non-GAAP financial measures, when considered together with the company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare the company’s results from period to period, to its forward-looking guidance, and to identify operating trends in the company’s business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track the company’s financial performance. Jazz Pharmaceuticals’ management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. Because these non-GAAP financial measures are important internal measurements for Jazz Pharmaceuticals’ management, the company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the company uses in assessing its own operating performance and making operating decisions. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles in the reconciliation tables that follow. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to: the company’s growth prospects and future financial and operating results, including the company’s 2026 financial guidance and the company’s expectations related thereto, including with respect to anticipated catalysts; the company’s advancement of pipeline programs and the timing of development activities, regulatory activities, approvals, and submissions related thereto; the company’s preparation for a near-term commercial launch of zanidatamab in 1L HER2+ GEA in the U.S. following potential approval on or before the PDUFA date; the company’s expectations with respect to its regulatory submissions, including its NDA for a cannabidiol oral capsule formulation for potential use in existing approved Epidiolex/Epidyolex formulations; planned or anticipated clinical trial events, including with respect to initiations, enrollment and data read-outs, and the anticipated timing thereof, including: the second interim OS data from the Phase 3 HERIZON trial of zanidatamab in 1L GEA and top-line data from the Phase 3 ACTION trial of Modeyso in recurrent H3 K27M-mutant diffuse glioma; the company’s expectations with respect to its preclinical research collaboration, option and license agreement with AbCellera; and the company’s development, regulatory and commercialization strategy, including the company’s expectation of portfolio expansion through business development and its research and development engine; the company’s expectations with respect to its products and product candidates and the potential of the company’s products and product candidates and the potential regulatory path related thereto, including zanidatamab's potential to become the HER2-targeted therapy of choice in 1L HER2+ GEA; the company’s capital allocation and corporate development strategy; the potential successful future development, manufacturing, regulatory and commercialization activities; the company’s ability to realize the commercial potential of its products; the company’s net product sales and goals for net product sales from new and acquired products; the company’s views and expectations relating to its patent portfolio, including with respect to expected patent protection, as well as expectations with respect to exclusivity; the company’s clinical trials confirming clinical benefit or enabling regulatory submissions, including the potential of the ongoing Phase 3 ACTION trial to confirm clinical benefit of Modeyso in recurrent H3 K27M-mutant diffuse glioma and extend to use in 1L patients; and other statements that are not historical facts. These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties.

Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of, and revenue from, Xywav, Epidiolex/Epidyolex, Ziihera, Modeyso, Zepzelca and other lead marketed products; effectively launching and commercializing the company’s other products and product candidates; the successful completion of development and regulatory activities with respect to the company’s product candidates; obtaining and maintaining adequate coverage and reimbursement for the company’s products; the time-consuming and uncertain regulatory approval process, including the risk that the company’s current and/or planned regulatory submissions may not be submitted, accepted or approved by applicable regulatory authorities in a timely manner or at all, including the risk that zanidatamab in 1L HER2+ GEA may not be approved in a timely manner or at all; the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to the company’s business operations and financial results; protecting and enhancing the company’s intellectual property rights and the company’s commercial success being dependent upon the company obtaining, maintaining and defending intellectual property protection and exclusivity for its products and product candidates; delays or problems in the supply or manufacture of the company’s products and product candidates, including due to geopolitical tensions and military conflicts; complying with applicable U.S. and non-U.S. regulatory requirements, including those governing the research, development, manufacturing and distribution of controlled substances; government investigations, legal proceedings and other actions; identifying and consummating corporate development transactions, financing these transactions and successfully integrating acquired products, product candidates and businesses; the company’s ability to realize the anticipated benefits of its collaborations and license agreements with third parties; the sufficiency of the company’s cash flows and capital resources; the company’s ability to achieve targeted or expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; the company’s ability to meet its projected long-term goals and objectives, in the time periods that the company anticipates, or at all, and the inherent uncertainty and significant judgments and assumptions underlying the company’s long-term goals and objectives; fluctuations in the market price and trading volume of the company's ordinary shares; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in the company’s Securities and Exchange Commission filings and reports, including the company's Annual Report on Form 10-K for the year ended December 31, 2025 and future filings and reports by the company. Other risks and uncertainties of which the company is not currently aware may also affect the company's forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Product sales, net	$1,156.1	$985.6	$2,181.4	$1,825.0
Royalties and contract revenues	52.2	60.1	95.8	118.5
Total revenues	1,208.3	1,045.7	2,277.2	1,943.5
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technologies)	116.4	116.3	250.5	220.9
Selling, general and administrative	389.2	358.4	741.9	872.4
Research and development	207.5	189.9	403.5	370.6
Intangible asset amortization	170.0	162.1	342.3	316.5
Acquired in-process research and development	77.0	905.4	77.0	905.4
Gain on sale of priority review voucher	—	—	(122.8)	—
Total operating expenses	960.1	1,732.1	1,692.4	2,685.8
Income (loss) from operations	248.2	(686.4)	584.8	(742.3)
Interest expense, net	(37.1)	(47.4)	(77.0)	(101.1)
Foreign exchange gain (loss)	(0.1)	(1.8)	2.4	(2.0)
Income (loss) before income tax expense (benefit) and equity in loss of investees	211.0	(735.6)	510.2	(845.4)
Income tax expense (benefit)	18.1	(17.2)	24.2	(35.0)
Equity in loss of investees	0.1	0.1	0.1	0.6
Net income (loss)	$192.8	$(718.5)	$485.9	$(811.0)

Net income (loss) per ordinary share:
Basic	$3.05	$(11.74)	$7.77	$(13.28)
Diluted	$2.78	$(11.74)	$7.17	$(13.28)
Weighted-average ordinary shares used in per share calculations - basic	63.2	61.2	62.5	61.1
Weighted-average ordinary shares used in per share calculations - diluted	69.4	61.2	67.8	61.1

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,619.8	$1,391.9
Investments	580.0	1,050.0
Accounts receivable, net of allowances	880.9	830.7
Inventories	443.0	417.0
Prepaid expenses	200.0	152.5
Other current assets	244.5	323.9
Total current assets	3,968.2	4,166.0
Property, plant and equipment, net	212.0	199.9
Operating lease assets	52.1	58.9
Intangible assets, net	4,029.5	4,429.5
Goodwill	1,799.8	1,829.3
Deferred tax assets, net	926.4	869.1
Deferred financing costs	6.6	7.6
Other non-current assets	86.3	99.0
Total assets	$11,080.9	$11,659.3
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$128.5	$122.1
Accrued liabilities	1,030.0	1,034.2
Current portion of long-term debt	1,016.4	1,029.9
Income taxes payable	55.9	56.3
Total current liabilities	2,230.8	2,242.5
Long-term debt, less current portion	3,335.0	4,328.4
Operating lease liabilities, less current portion	43.6	50.9
Deferred tax liabilities, net	528.9	594.5
Other non-current liabilities	140.9	124.4
Total shareholders’ equity	4,801.7	4,318.6
Total liabilities and shareholders’ equity	$11,080.9	$11,659.3

JAZZ PHARMACEUTICALS PLC
SUMMARY OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Net cash provided by operating activities	$823.9	$518.6
Net cash provided by (used in) investing activities	478.0	(810.0)
Net cash used in financing activities	(1,073.0)	(937.9)
Effect of exchange rates on cash and cash equivalents	(1.0)	6.3
Net increase (decrease) in cash and cash equivalents	$227.9	$(1,223.0)

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
	Net Income	Diluted EPS	Net Loss	Diluted Loss Per Share (LPS)	Net Income	Diluted EPS	Net Loss	Diluted LPS
GAAP reported	$192.8	$2.78	$(718.5)	$(11.74)	$485.9	$7.17	$(811.0)	$(13.28)
Intangible asset amortization	170.0	2.45	162.1	2.65	342.3	5.05	316.5	5.18
Share-based compensation expense	73.3	1.06	64.5	1.05	147.8	2.18	132.2	2.16
Acquisition accounting inventory fair value step-up	16.6	0.24	37.1	0.61	54.1	0.80	67.0	1.10
Gain on sale of PRV	—	—	—	—	(122.8)	(1.81)	—	—
Integration related expenses[1]	—	—	9.4	0.15	—	—	9.4	0.15
Income tax effect of above adjustments	(56.3)	(0.82)	(59.4)	(0.97)	(91.4)	(1.35)	(113.7)	(1.85)
Non-GAAP adjusted	$396.4	$5.71	$(504.8)	$(8.25)	$815.9	$12.04	$(399.6)	$(6.54)
Weighted-average ordinary shares used in diluted per share calculations - GAAP and non-GAAP	69.4		61.2		67.8		61.1
________________________________________________
1.Integration related expenses with respect to the Chimerix acquisition.

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION - CERTAIN LINE ITEMS
(In millions, except percentages)
(Unaudited)

	Three months ended June 30, 2026
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Acquired IPR&D	Interest expense, net	Income tax expense	Effective tax rate
GAAP Reported	$116.4	90.4%	$389.2	$207.5	$170.0	$77.0	$37.1	$18.1	8.6%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(170.0)	—	—	—	—
Share-based compensation expense	(4.7)	0.4	(46.0)	(22.6)	—	—	—	—	—
Acquisition accounting inventory fair value step-up	(16.6)	1.3	—	—	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	56.3	7.2
Total of non-GAAP adjustments	(21.3)	1.7	(46.0)	(22.6)	(170.0)	—	—	56.3	7.2
Non-GAAP Adjusted	$95.1	92.1%	$343.2	$184.9	$—	$77.0	$37.1	$74.4	15.8%

	Three months ended June 30, 2025
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Acquired IPR&D	Interest expense, net	Income tax expense (benefit)	Effective tax rate
GAAP Reported	$116.3	88.9%	$358.4	$189.9	$162.1	$905.4	$47.4	$(17.2)	2.3%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(162.1)	—	—	—	—
Share-based compensation expense	(2.9)	0.3	(41.0)	(20.6)	—	—	—	—	—
Integration related expenses	—	—	(7.1)	(2.3)	—	—	—	—	—
Acquisition accounting inventory fair value step-up	(37.1)	3.5	—	—	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	59.4	(11.4)
Total of non-GAAP adjustments	(40.0)	3.8	(48.1)	(22.9)	(162.1)	—	—	59.4	(11.4)
Non-GAAP Adjusted	$76.3	92.7%	$310.3	$167.0	$—	$905.4	$47.4	$42.2	(9.1)%

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION - CERTAIN LINE ITEMS
(In millions, except percentages)
(Unaudited)

	Six months ended June 30, 2026
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Gain on sale of PRV	Acquired IPR&D	Interest expense, net	Income tax expense	Effective tax rate
GAAP Reported	$250.5	89.0%	$741.9	$403.5	$342.3	$(122.8)	$77.0	$77.0	$24.2	4.7%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(342.3)	—	—	—	—	—
Share-based compensation expense	(11.3)	0.5	(90.2)	(46.3)	—	—	—	—	—	—
Gain on sale of PRV	—	—	—	—	—	122.8	—	—	—	—
Acquisition accounting inventory fair value step-up	(54.1)	2.4	—	—	—	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	—	91.4	7.7
Total of non-GAAP adjustments	(65.4)	2.9	(90.2)	(46.3)	(342.3)	122.8	—	—	91.4	7.7
Non-GAAP Adjusted	$185.1	91.9%	$651.7	$357.2	$—	$—	$77.0	$77.0	$115.6	12.4%

	Six months ended June 30, 2025
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Acquired IPR&D	Interest expense, net	Income tax expense (benefit)	Effective tax rate
GAAP Reported	$220.9	88.6%	$872.4	$370.6	$316.5	$905.4	$101.1	$(35.0)	4.1%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(316.5)	—	—	—	—
Share-based compensation expense	(7.9)	0.4	(82.7)	(41.6)	—	—	—	—	—
Integration related expenses	—	—	(7.1)	(2.3)	—	—	—	—	—
Acquisition accounting inventory fair value step-up	(67.0)	3.5	—	—	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	113.7	(28.7)
Total of non-GAAP adjustments	(74.9)	3.9	(89.8)	(43.9)	(316.5)	—	—	113.7	(28.7)
Non-GAAP Adjusted	$146.0	92.5%	$782.6	$326.7	$—	$905.4	$101.1	$78.7	(24.6)%

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF 2026 GAAP TO NON-GAAP GUIDANCE MEASURES

	Projected Range
(In millions, except percentages)	Low	High
GAAP gross margin on total revenues	89%	90%
Acquisition accounting inventory fair value step-up	1%	1%
Non-GAAP gross margin on total revenues	90%	91%

GAAP SG&A expenses	$1,506	$1,556
Share-based compensation expense	(176)	(186)
Non-GAAP SG&A expenses	$1,330	$1,370

GAAP R&D expenses	$818	$873
Share-based compensation expense	(93)	(98)
Non-GAAP R&D expenses	$725	$775

GAAP effective tax rate	0%	10%
Income tax effect of GAAP to non-GAAP reconciling items	11.5%	3.5%
Non-GAAP effective tax rate	11.5%	13.5%

Contacts:

Investors:
InvestorInfo@jazzpharma.com
Ireland +353 1 634 3211
U.S. +1 650 496 2717

Media:
CorporateAffairsMediaInfo@jazzpharma.com
Ireland +353 1 637 2141
U.S. +1 215 867 4948